QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated May 30, 2014, with respect to the internal control over financial reporting included in the Annual Report on Form 10-K for the year ended March 31, 2014 of NGL Energy Partners LP and subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
Tulsa, Oklahoma

December 24, 2014

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm